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Exhibit 99.8

Existing Director Release to YouthStream Media Networks, Inc.

January 24, 2003

YouthStream Media Networks, Inc.
Network Event Theater, Inc.
244 Madison Avenue
PMB #358
New York, NY 10016

Ladies and Gentlemen:

This letter will confirm the following:

1.
The employment agreement dated February 28, 2000 between Harlan Peltz and YouthStream Media Networks, Inc. has been terminated effective January 24, 2003 and all rights and obligations under that agreement have been discharged.

2.
No compensation (including without limitation accrued vacation, severance pay or other similar pay or benefit amounts) or reimbursement of expenses is due to any of the undersigned in respect of his services to YouthStream Media Networks, Inc. or any direct or indirect subsidiary thereof, as a member of the board of directors or otherwise.

Very truly yours,

/s/ Harlan Peltz
/s/ Howard Klein
/s/ Metin Negrin
/s/ Bruce Slovin

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  Exhibit 99.8
Existing Director Release to YouthStream Media Networks, Inc.